UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Muscle Maker, Inc

(Exact Name of Registrant as Specified in its Charter)

California	47-2555533
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

2200 Space Park Drive, Suite 310

Houston, Texas 77058

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [X]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [X]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 024-10689.

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, no par value per share.

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common stock to be registered hereunder is contained in the section entitled “Description of Capital Stock” in the Offering Circular included in Muscle Maker, Inc’s (the “Registrant”) Offering Statement on Form 1-A (File No. 024-10689) initially filed with the Securities and Exchange Commission (“Commission”) on March 30, 2017, as amended on September 21, 2017, November 16, 2017, December 1, 2017, February 14, 2018, and March 26, 2018, which was qualified on December 12, 2017, March 9, 2018, and March 29, 2018, and as may be further amended from time to time (the “Offering Statement”). This information is incorporated herein by reference. Any form of Offering Circular or Supplement to the Offering Statement that includes such descriptions and that are filed subsequently to the Offering Statement are hereby also incorporated by reference herein.

Item 2.	Exhibits.

Exhibit No.	Exhibit Description
3.1	Articles of Incorporation of Muscle Maker, Inc filed with California Secretary of State on December 8, 2014 (2)

3.2	Agreement of Merger filed with California Secretary of State on September 15, 2017 (1)

3.3	Certificate of Amendment to Articles of Incorporation of Muscle Maker, Inc filed with California Secretary of State on September 20, 2017 regarding the 7-for-1 reverse stock split (3)

3.4	Certificate of Amendment to Articles of Incorporation of Muscle Maker, Inc filed with California Secretary of State on January 31, 2018 regarding the 4-for-3 reverse stock split (5)

3.5	Bylaws of Muscle Maker, Inc dated December 10, 2014 (2)

3.6	Amendment to Bylaws of Muscle Maker, Inc. dated August 11, 2017 (3)

4.1	Specimen Common Stock Certificate (1)

4.2	Form of Selling Agent Warrant (4)

4.3	Form of Warrant (3)

4.4	Form of Convertible Promissory Note (3)

10.1	Muscle Maker 2017 Stock Option and Stock Issuance Plan and form of award agreements (3)

10.2	Form of Restricted Stock Agreement under Muscle Maker 2017 Stock Option and Stock Issuance Plan (4)

(1)	Filed herewith.
(2)	Filed as an exhibit to the Form 1-A filed by the Registrant with the Commission on March 30, 2017, and incorporated by reference herein.
(3)	Filed as an exhibit to the Form 1-A/A filed by the Registrant with the Commission on September 21, 2017, and incorporated by reference herein.
(4)	Filed as an exhibit to the Form 1-A/A filed by the Registrant with the Commission on November 16, 2017, and incorporated by reference herein.
(5)	Filed as an exhibit to the Form 1-A POS filed by the Registrant with the Commission on February 14, 2018, and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 29, 2018	Muscle Maker, Inc

	By:	/s/ Robert E. Morgan
	Name:	Robert E. Morgan
	Title:	Chief Executive Officer